EXHIBIT 23-2


[ RYDER SCOTT COMPANY Letterhead ]
1100 Louisiana   Suite 3800  Houston, Texas 77002-5218
Telephone(713) 651-9191



                              February 29, 1996



MCN Corporation
500 Griswold
Detroit, Michigan 48226

                              Re: MCN Corporation
                                  1995 Annual Report on Form 10-K

Ladies and Gentlemen:

The firm of Ryder Scott Company Petroleum Engineers consents to the use of its name and the information contained in its report dated February 16, 1996, regarding MCN Corporation oil and gas reserve information as of December 31, 1995, in its 1995 Annual Report on Form 10-K.

In addition, Ryder Scott Company Petroleum Engineers consents to the incorporation by reference of said material in Registration Statement Nos. 33-43075,33-52825 and 33-52827 on Form S-8, 33-57115 on Form S-3 and Post
Effective Amendment No.1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Corporation.

Ryder Scott Company Petroleum Engineers has no interest in MCN Corporation or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Corporation. We are not employed by MCN Corporation on a contingent basis.

                              Very truly yours,


                              /s/ RYDER SCOTT COMPANY
                                  PETROLEUM ENGINEERS
                              ------------------------
                              RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS